SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 31, 2001

                  FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED
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             (Exact name of registrant as specified in its charter)

                                   Pennsylvania
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                 (State or other jurisdiction of incorporation)

       0-14841                                           22-2476703
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(Commission File Number)                   (IRS Employer Identification Number)

              One Franklin Plaza, Burlington, New Jersey 08016-4907
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                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code (609) 386-2500

ITEM 5. OTHER EVENTS

      On April 2, 2001, Franklin Electronic Publishers, Incorporated (the "Company") announced that the Chairman of its Board of Directors, Dr. James H. Simons, has subscribed for 3,500 shares of the Company's Series A 10% Convertible Preferred Stock ("Series A Preferred Stock") in consideration for the payment of $3,500,000. The Series A Preferred Stock is convertible into common stock of the Company at a conversion price of $5.00 per share and bears interest at the rate of 10% per year, payable in kind every six months. The terms and provisions of the Series A Preferred Stock are set forth in the Statement of Rights and Preferences, a copy of which is attached hereto as
Exhibit 4.1. The subscription was made pursuant to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 The form of the press release announcing the subscription is attached hereto as Exhibit 99.1.


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

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c) Exhibits:

            4.1 Form of Statement of Rights and Preferences with respect to the Series A 10% Convertible Preferred Stock

            10.1 Form of Stock Purchase Agreement relating to the Series A Preferred Stock

            99.1 Franklin Electronic Publishers, Incorporated Press Release, dated April 2, 2001


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

                                   SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    FRANKLIN ELECTRONIC PUBLISHERS,
                                    INCORPORATED


                                    By:  /s/ Gregory J. Winsky
                                      --------------------------------
                                     Name:  Gregory J. Winsky
                                     Title: Executive Vice President

Date: April 9, 2001


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